Name of Registrant:
Templeton Global Investment Trust

File No. 811-08266

Exhibit Item No. 77C Matter Submitted to a Vote of Security Holders

I. The Board of Trustees of Templeton Global Investment Trust
(the "Trust"), on behalf of Global Balanced Fund (the "Fund"), a series of the Trust, called a Special Meeting of Shareholders of the Fund (the "Meeting"), and was held at the offices of Franklin
Templeton Investments, One Franklin Parkway, San Mateo,
California 94403-1906 on October 30, 2017 at 10:00 a.m., Pacific time.

During the Meeting, shareholders of the Fund voted on the following Proposals:

1.	To elect a Board of Trustees of the Trust.
2.	To approve the use of a "manager of managers" structure
whereby the Fund's
investment manager would be able to hire and replace subadvisers without shareholder approval.
3.	To approve an amended fundamental investment restriction
regarding investments in commodities.
4.	To approve an amended fundamental restriction regarding lending.

The results of the voting at the Special Shareholder Meeting are as follows:

Proposal 1.  The election of Board of Trustees for the Trust:





For	% Voted For	% For of Outstanding Shares
Withhold	% Voted Withhold	% Withhold of Outstanding
Shares
Harris J. Ashton	321,106,928	97.18%	55.94%	9,305,849	2.82%	1.62%
Ann Torre Bates	321,111,634	97.18%	55.95%	9,301,144	2.82%	1.62%
Mary C. Choksi	321,113,755	97.19%	55.95%	9,299,022	2.81%	1.62%
Edith E. Holiday	321,102,537	97.18%	55.94%	9,310,241	2.82%	1.62%
Gregory E. Johnson	321,136,923	97.19%	55.95%	9,275,855	2.81%	1.62%
Rupert H. Johnson, Jr.	321,141,793	97.19%	55.95%	9,270,985	2.81%	1.62%
J. Michael Luttig	321,145,289	97.20%	55.95%	9,267,489	2.80%	1.61%
David W. Niemiec	321,125,895	97.19%	55.95%	9,286,883	2.81%	1.62%
Larry D. Thompson	321,140,450	97.19%	55.95%	9,272,327	2.81%	1.62%
Constantine D. Tsretopoulos	321,155,383	97.20%	55.95%	9,257,394	2.80%	1.61%
Robert E. Wade	321,155,383	97.20%	55.95%	9,257,394	2.80%	1.61%


Proposal 2. To approve the use of a "manager of managers" structure.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker
Non-Vote	% Broker Non-Vote	Passed (Y or N)
222,334,369	67.29%	38.74%	13,570,444	4.11%	11,665,814
3.53%	82,842,139	25.07%	Y

Proposal 3. To approve an amended fundamental investment restriction regarding investments in commodities.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker Non-Vote	%
Broker Non-Vote	Passed (Y or N)
224,433,390	67.93%	39.10%	9,143,826	2.77%	13,993,422
4.24%	82,842,139	25.07%	Y

Proposal 4. To approve an amended fundamental restriction regarding lending.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker Non-Vote	% Broker
Non-Vote	Passed (Y or N)
223,045,079	67.50%	38.86%	10,418,684	3.15%	14,106,878	4.27%
82,842,139	25.07%	Y

II. The Board of Trustees of Templeton Global Investment
Trust (the "Trust"), on behalf of Emerging Markets Balanced Fund (the "Fund"), a series of the Trust, called a Special Meeting of Shareholders of the Fund (the "Meeting"), and was held at the offices of Franklin Templeton Investments, One Franklin Parkway, San Mateo, California 94403-1906 on October 30, 2017 at 10:00 a.m., Pacific time.

During the Meeting, shareholders of the Fund voted on the following
Proposals:

1.	To elect a Board of Trustees of the Trust.
2.	To approve the use of a "manager of managers" structure whereby the Fund's
investment manager would be able to hire and replace subadvisers without shareholder approval.
3.	To approve an amended fundamental investment restriction
regarding investments in commodities.

The results of the voting at the Special Shareholder Meeting are as follows:

Proposal 1.  The election of Board of Trustees for the Trust:





For	% Voted For	% For of Outstanding Shares
Withhold	% Voted Withhold	% Withhold of Outstanding
Shares
Harris J. Ashton	1,950,690	96.93%	57.99%	61,794	3.07%	1.84%
Ann Torre Bates	1,950,690	96.93%	57.99%	61,794	3.07%	1.84%
Mary C. Choksi	1,950,690	96.93%	57.99%	61,794	3.07%	1.84%
Edith E. Holiday	1,950,690	96.93%	57.99%	61,794	3.07%	1.84%
Gregory E. Johnson	1,950,690	96.93%	57.99%	61,794	3.07%	1.84%
Rupert H. Johnson, Jr.	1,950,690	96.93%	57.99%	61,794	3.07%	1.84%
J. Michael Luttig	1,950,690	96.93%	57.99%	61,794	3.07%	1.84%
David W. Niemiec	1,949,885	96.89%	57.96%	62,599	3.11%	1.86%
Larry D. Thompson	1,950,690	96.93%	57.99%	61,794	3.07%	1.84%
Constantine D. Tsretopoulos	1,949,885	96.89%	57.96%	62,599	3.11%	1.86%
Robert E. Wade	1,950,690	96.93%	57.99%	61,794	3.07%	1.84%


Proposal 2. To approve the use of a "manager of managers" structure.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker Non-Vote	%
Broker Non-Vote	Passed (Y or N)
1,361,089	67.63%	40.46%	93,054	4.62%	27,720	1.38%	530,622	26.37%	Y

Proposal 3. To approve an amended fundamental investment restriction regarding investments in commodities.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker Non-Vote	%
Broker Non-Vote	Passed (Y or N)
1,384,836	68.81%	41.17%	59,988	2.98%	37,037	1.84%	530,622	26.37%	Y